UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2007

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza 1800 Washington Road Pittsburgh, Pennsylvania	15241
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 24, 2007, Nicholas J. DeIuliis, President, Chief Executive Officer and a director on the board of directors of CNX Gas Corporation (“CNX Gas”), a subsidiary of CONSOL Energy Inc. (“CONSOL Energy”), executed a letter agreement (the “Letter Agreement”) with CONSOL Energy in which CONSOL Energy agreed to pay him approximately $407,000 for (among other things) benefits that would have otherwise accrued in 2006 under CONSOL Energy’s Retirement Restoration Plan (as amended, the “Plan”), but for certain Plan amendments that were approved by the Board of Directors of CONSOL Energy in December 2006. Pursuant to the Letter Agreement, Mr. DeIuliis also agreed, among other matters, that he had no further claims arising out of the Plan or to any other deferred compensation benefits provided by CONSOL Energy.

The above description is a summary of the Letter Agreement and is qualified in its entirety by the copy thereof which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Letter Agreement, dated August 24, 2007, by and between CONSOL Energy Inc. and Nicholas J. DeIuliis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ William J. Lyons

Name: William J. Lyons
Title: Executive Vice President and Chief Financial Officer

Dated: August 24, 2007

Exhibit Index

Exhibit No.	Description

10.1	Letter Agreement, dated August 24, 2007, by and between CONSOL Energy Inc. and Nicholas J. DeIuliis.